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                                                                  Exhibit 10.113

                                            (Golden Creek Inn and Hillcrest Inn)

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is made as of July __, 2002, by and between ARV HILLCREEK, LLC, a California limited liability company (together with its successors and assigns, "Borrower"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, "Lender").

                                    RECITALS

     A. Borrower has requested that Lender make a loan to Borrower in the principal sum of Twenty-Four Million and 00/100 Dollars ($24,000,000.00).

     B. Lender has agreed to make such loan on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, it is hereby agreed as follows:

     57.
DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS.

               57.1 As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

               "Accounts" has the meaning given to that term in the Mortgage.

               "Actual Management Fees" means actual management fees paid or incurred in connection with operation of the Facility.

               "Advance" means release of moneys from the capital improvements fund escrow pursuant to the Capital Improvements Fund Agreement.

               "Affiliate" means, with respect to any Person, (a) each Person that controls, is controlled by or is under common control with such Person, (b) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, any of the Stock of such Person, and (c) each of such Person's officers, directors, members, joint venturers and partners.

               "Assignment of Leases and Rents" means that certain Assignment of Leases and Rents of even date herewith by and between Borrower and Lender.

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               "Assignment of Licenses" means that certain Assignment of
Licenses, Permits and Contracts of even date herewith by Borrower to and for the benefit of Lender.

               "Assumed Management Fees" means assumed management fees of five percent (5%) of net patient revenues of the Facility (after Medicaid and Medicare contractual adjustments).

               "Business Day" means a day, other than Saturday or Sunday and legal holidays, when Lender is open for business.

               "Capital Improvements Fund Agreement" means that certain Capital Improvements Fund Escrow and Security Agreement of even date herewith by and between Borrower and Lender.

               "Closing Date" means the date on which all or any part of the Loan is disbursed by Lender to or for the benefit of Borrower.

               "Commitment Letter" means the commitment letter issued by Lender to Borrower dated May 17, 2002, as supplemented by letter dated May 31, 2002, by and between Borrower and Lender.

               "Debt Service Coverage Ratio" means a ratio in which the first number is the sum of "net pre-tax income" of Borrower from usual operations of the Facility as set forth in the financial statements provided to Lender, calculated based upon the preceding twelve (12) months (or such lesser period of time as shall have elapsed since the Closing Date), plus Loan interest expense or Facility lease expense, to the extent deducted in determining net income, and non-cash expenses or allowances for depreciation and amortization of the Facility for such period, less either Assumed Management Fees or Actual Management Fees (based upon the covenant to which this definition of Debt Service Coverage Ratio relates) for such period, and the second number is the sum of the principal amounts due (even if not paid) on the Loan (but which shall not include that portion associated with any balloon payment of the Loan) for the applicable period. In calculating "net pre-tax income," Extraordinary Income and Extraordinary Expenses shall be excluded.

               "Debt Service Reserve Fund Agreement" means that certain Debt Service Reserve Fund Escrow and Security Agreement of even date herewith between Lender and Borrower.

               "Default" means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

               "Default Rate" has the meaning given to that term in the Note.

               "Environmental Permit" means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Land and/or the Improvements.

               "Equipment" has the meaning given to that term in the Mortgage.

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               "Event of Default" means any "Event of Default" as defined in
Article VII hereof.

               "Extraordinary Income and Extraordinary Expenses" means material items of a character significantly different from the typical or customary business activities of Borrower which would not be expected to recur frequently and which would not be considered as recurring factors in any evaluation of the ordinary operating processes of Borrower's business, and which would be treated as extraordinary income or extraordinary expenses under GAAP.

               "Exhibit" means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

               "Facility" means, individually and collectively, (a) the assisted living facility known as "Golden Creek Inn", presently a 124-unit licensed facility located on that portion of the Land, described in Exhibit "A-1" hereto, as it may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute nursing and/or skilled living facility), now or hereafter operated on the Land, and (b) the assisted living facility known as "Hillcrest Inn", presently a 138-unit licensed facility located on that portion of the Land described in Exhibit "A-2" hereto, as it may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute nursing and/or skilled nursing facility) now or hereafter operated on the Land.

               "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

               "Golden Creek" means Golden Creek Inn, a 124-unit assisted living facility located at 33 Creek Road, Irvine, California 92604.

               "Governmental Authority" means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Land and/or the Improvements or the use, operation or improvement of the Land and/or the Facility.

               "Guarantor" means ARV Assisted Living, Inc., a Delaware corporation, its successors and assigns.

               "Guaranty Agreement" means that certain Guaranty of even date herewith from Guarantor to and for the benefit of Lender.

               "Hazardous Materials" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on the Land and/or the Improvements is prohibited by any federal, state or local authority; any substance that requires special handling; and any other

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material or substance now or in the future defined as a "hazardous substance,"
"hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Hazardous Materials Law.

               "Hazardous Materials Laws" means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to Borrower or to the Land and/or the Improvements. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, and their state analogs.

               "Hillcrest" means the Hillcrest Inn, a 138-unit assisted living facility located at 405 Hodencamp Road, Thousand Oaks, California 91360.

               "Improvements" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatuses which are or shall be attached to the Land or said buildings, structures or improvements.

               "Indebtedness" means any (a) obligations for borrowed money, (b) obligations, payment for which is being deferred by more than ninety (90) days, representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory customary in the trade and in the ordinary course of Borrower's business, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from the Accounts and/or property now or hereafter owned or acquired, and (d) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

               "Inventory" has the meaning given to that term in the Mortgage.

               "Land" means, collectively, the land described in Exhibit "A-1" and Exhibit "A-2" attached hereto and made a part hereof.

               "Lease Agreement" means, individually and collectively, (a) the Operating Lease Agreement by and between Borrower, as lessor, and Guarantor, as lessee, with respect to Golden Creek, and (b) the Operating Lease Agreement by and between Borrower, as lessor, and Guarantor, as lessee with respect to Hillcrest.

               "Leases" has the meaning given to that term in the Mortgage.

               "Lessee" means, ARV Assisted Living, Inc., a Delaware corporation, its successors and assigns.

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               "Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

               "Loan" means the Loan in the principal sum of $24,000,000 made by Lender to Borrower as of the date hereof.

               "Loan Documents" means, collectively, the Commitment Letter, this Agreement, the Note, the Mortgage, the Assignment of Leases and Rents, the Assignment of Licenses, the Guaranty Agreement, the Capital Improvements Fund Agreement, the Debt Service Reserve Fund Agreement, the Lease Agreement and the Subordination Agreement, together with any and all other documents executed by Borrower or others, evidencing, securing or otherwise relating to the Loan.

               "Loan Obligations" means the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

               "Managed Care Plans" means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.

               "Maturity Date" means August 1, 2004.

               "Medicaid" means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and the regulations promulgated thereunder.

               "Medicare" means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and the regulations promulgated thereunder.

               "Mortgage" means that certain Deed of Trust, Fixture Filing and Security Agreement of even date herewith from Borrower in favor of or for the benefit of Lender, encumbering the real estate located in Orange and Ventura Counties, California, which is more particularly described in Exhibits "A-1 and "A-2" hereto, and upon which Facility is located.

               "Mortgaged Property" has the meaning given to that term in the Mortgage.

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               "Note" means the Promissory Note of even date herewith in the principal amount of the Loan payable by Borrower to the order of Lender.

               "O&M Program" means a written program of operations and maintenance established or approved in writing by Lender relating to any Hazardous Materials in, on or under the Land and/or the Improvements.

               "Permits" means all licenses, permits and certificates used or necessary in connection with the construction, ownership, operation, use or occupancy of the Mortgaged Property and/or the Facility, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy.

               "Permitted Encumbrances" has the meaning given to that term in
Section 5.2 hereof.

               "Person" means any natural person, firm, trust, corporation, partnership, limited liability company trust and any other form of legal entity.

               "Proceeds" has the meaning given to that term in the Mortgage.

               "Reimbursement Contracts" means all third-party reimbursement contracts relating to the Facility which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare and Medicaid, Managed Care Plans and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements, now or hereafter existing.

               "Rents" has the meaning given to that term in the Mortgage.

               "Single Purpose Entity" means a Person which complies with the requirements of Section 5.4.

               "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

               "Subordination Agreement" means, collectively and individually, the Subordination and Attornment Agreement of even date herewith by and among Borrower, Lessee and Lender, executed with respect to each Lease Agreement.

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               57.2  Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

               57.3 Each term contained in this Agreement and defined in the Uniform Commercial Code (the "UCC") in effect from time to time in the state in which the Land is located shall have the meaning given to such term in the UCC, unless the context otherwise indicates, and shall include, without limitation, the meaning set forth in this Agreement.

               57.4 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise specified.

               57.5 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

               57.6 All references herein to "Medicaid" and "Medicare" shall be deemed to include any successor program thereto.

     58.
TERMS OF THE LOAN

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               58.1  The Loan. Borrower has agreed to borrow the Loan from
Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower's compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

               58.2 Security for the Loan. The Loan will be evidenced, secured and guaranteed by the Loan Documents.

               58.3 Limitation on Interest. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any indebtedness governed hereby or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Loan (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and Lender.

     59.
BORROWER'S REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement, and to make the Loan to Borrower, Borrower represents and warrants to Lender as follows:

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               59.1  Existence, Power and Qualification. Borrower is a duly organized and validly existing California limited liability company, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

               59.2 Power and Authority. Borrower has full power and authority to borrow the indebtedness evidenced by the Note and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. All consents, approvals authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.

               59.3  Single Purpose Entity. Borrower is a Single Purpose Entity.

               59.4  Pending Matters.

                     a. Operations; Financial Condition. No action or investigation is pending or, to the best of Borrower's knowledge, threatened before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of Borrower or any lower reimbursement rate under the Reimbursement Contracts. Borrower is not in violation of any agreement, the violation of which might reasonably be expected to have a material adverse effect on its business or assets, and Borrower is not in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which it is subject.

                     b. Land and Improvements. There are no proceedings pending, or, to the best of Borrower's knowledge, threatened, to acquire through the exercise of any power of condemnation, eminent domain or similar proceeding any part of the Land, the Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use of the Land or the operation of the Facility in any manner. None of the Improvements is subject to any unrepaired casualty or other damage.

               59.5 Financial Statements Accurate. All financial statements heretofore or hereafter provided by Borrower are and will be true and complete in all material respects as of their respective dates and fairly present the financial condition of Borrower, and there are no material liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of Borrower have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of Borrower since the dates of such statements except as fully disclosed in writing with the delivery of such statements. All financial statements of the operations of the Facility heretofore or hereafter provided to Lender are and will be true and complete in all material respects as of their respective dates.

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               59.6  Compliance with Facility Laws. Golden Creek is duly
licensed as a 124-unit assisted living facility, and Hillcrest is duly licensed as a 138-unit assisted living facility, under the applicable laws of the state where the Land is located, and each Facility is currently operated as an assisted living facility. Lessee is the lawful owner of all Permits for each Facility, including, without limitation, the Certificate of Need, if applicable, which (a) are in full force and effect, (b) constitute all of the permits, licenses and certificates required for the use, operation and occupancy thereof,
(c) have not been pledged as collateral for any other loan or Indebtedness, (d) are held free from any restriction or any encumbrance which would materially adversely affect the use or operation of the Facility and (e) are not provisional, probationary or restricted in any way. Borrower and Lessee, as well as the operation of the Facility, are in compliance in all material respects with the applicable provisions of all laws, rules, regulations and published interpretations to which the Facility is subject. No waivers of any laws, rules, regulations, or requirements (including, but not limited to, minimum foot requirements per unit) are required for the Facility to operate at the foregoing licensed unit capacity. All Reimbursement Contracts are in full force and effect with respect to the Facility, and Borrower and Lessee are in good standing with all the respective agencies governing such applicable Facility licenses, program certification and Reimbursement Contracts. Borrower and Lessee are current in the payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts. Borrower will, or will causes Lessee to, maintain the Certificate of Need, if applicable, and/or any required Permits in full force and effect. In the event Lender acquires the Facility through foreclosure or otherwise, neither Lender nor a manager, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) must obtain a Certificate of Need prior to applying for and receiving a license to operate the Facility and certification to receive Medicare and Medicaid payments (and its successor programs) for residents having coverage thereunder provided that no service or unit complement is changed.

               59.7 Maintain Unit Capacity. Neither Borrower nor Lessee has granted to any third party the right to reduce the number of licensed beds in the Facility or to apply for approval to transfer the right to any or all of the licensed Facility units to any other location.

               59.8  Medicare and Medicaid Compliance. [INTENTIONALLY DELETED].

               59.9 Third Party Payors. There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Borrower, Lessee or the Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the "Third-Party Payors' Programs") to which Borrower or Lessee presently is subject. All Medicare (if any), Medicaid (if any) and private insurance cost reports and financial reports submitted by Borrower or Lessee are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for the Facility remain "open" or unsettled except as otherwise disclosed.

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               59.10 Governmental Proceedings and Notices. Neither Borrower nor
Guarantor nor Lessee nor the Facility is currently the subject of any proceeding by any governmental agency, and no notice of any violation has been received from any federal, state or local government or quasi-governmental body or agency or any administrative or investigative body that would, directly or indirectly, or with the passage of time:

                     a. have a material adverse impact on Borrower's or Lessee's ability to accept and/or retain residents or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible residents;

                     b. modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any of the Permits; or

                     c. affect Borrower's continued participation in the Medicare or Medicaid programs or any other Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

               59.11 Physical Plant Standards. The Facility and the use thereof comply in all material respects with all applicable local, state and federal building codes, fire codes, health care, nursing/assisted living/senior housing facility (as applicable) and other similar regulatory requirements (the "Physical Plant Standards"), and no waivers of Physical Plant Standards exist at the Facility.

               59.12 Pledge of Receivables. Borrower has not pledged its Accounts as collateral security for any loan or Indebtedness other than, if applicable, the Loan.

               59.13 Payment of Taxes and Property Impositions. Borrower has filed all federal, state, and local tax returns which it is required to file and has paid, or made adequate provision for the payment of, all taxes and assessments which are shown pursuant to such returns or are required to be shown thereon, including, without limitation, provider taxes which are due and owing as of the date hereof. All such returns are complete and accurate in all respects. Borrower has paid or made adequate provision for the payment of all applicable water and sewer charges, ground rents (if applicable) and Taxes (as defined in the Mortgage) with respect to the Land and/or the Improvements which are due and owing as of the date hereof.

               59.14 Title to Mortgaged Property. Borrower has good and marketable title to all of the Mortgaged Property, subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except Permitted Encumbrances which do not materially interfere with the security intended to be provided by the Mortgage or the current use or operation of the Land and the Improvements or the current ability of the Facility to generate net operating income sufficient to service the Loan. All Improvements situated on the Land are situated wholly within the boundaries of the Land.

               59.15 Priority of Mortgage. The Mortgage constitutes a valid first lien against the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only Permitted Encumbrances which do not and will not materially and adversely affect (a) the ability of

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Borrower to pay in full the principal of and interest on the Note when due, (b)
the security (and its value) intended to be provided by the Mortgage or (c) the current use of the Land and the Improvements.

               59.16 Location of Chief Executive Offices. The location of Borrower's chief executive office(s) are set forth on Exhibit "E" hereto. Borrower has no place(s) of business other than the locations of the Facility(ies) listed on Exhibit "B".

               59.17 Disclosure. All information furnished or to be furnished by Borrower to Lender in connection with the Loan or any of the Loan Documents is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide Lender with true and accurate knowledge of the subject matter.

               59.18 Trade Names. Neither Borrower nor each Facility, which operates under the trade name "Golden Creek Inn" and "Hillcrest Inn", respectively, has changed its name, been known by any other name, or been a party to a merger, reorganization or similar transaction within the last six (6) years. Borrower has owned each Facility for the last four (4) years.

               59.19 ERISA. As of the date hereof and throughout the term of this Agreement,

                     a. Borrower is not an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), subject to Title I of ERISA, and none of the assets of Borrower constitute "plan assets" (within the meaning of Department of Labor Regulation Section 2510.3-101) of one or more such plans, and

                     b. Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA, and transactions by or with Borrower are not be subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

               The execution and delivery of the Loan Documents and the borrowing of indebtedness hereunder do not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

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               59.20 Ownership. The ownership interests of the Persons
comprising Borrower and each of the respective interests in Borrower are correctly and accurately set forth on Exhibit "G" hereto.

               59.21 Compliance With Applicable Laws. The Facility and its operations and the Land and Improvements comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes and there are no waivers of any building codes currently in existence for the Facility.

               59.22 Solvency. Borrower is solvent for purposes of 11 U.S.C.
Section 548, and the borrowing of the Loan will not render Borrower insolvent for purposes of 11 U.S.C. Section 548.

               59.23 Lease Agreement. The Lease Agreement is in full force and effect, and there are no defaults (either monetarily or non-monetarily) by Lessee or Borrower thereunder.

               59.24 Other Indebtedness. Borrower has no outstanding Indebtedness, secured or unsecured, direct or contingent (including any guaranties), other than indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Mortgaged Property; no other debt incurred by Borrower after the date hereof will be secured (senior, subordinate or pari passu) by the Mortgaged Property.

               59.25 Other Obligations. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Mortgaged Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Mortgaged Property and other than obligations under the Mortgage and the other Loan Documents.

               59.26 Fraudulent Conveyances. Borrower (a) has not entered into this Agreement or any of the other Loan Documents with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and mature. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

               59.27 No Change in Facts or Circumstances. All information in any application for the Loan submitted to Lender (the "Loan Application") and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

     60.
AFFIRMATIVE COVENANTS OF BORROWER

     Borrower agrees with and covenants unto Lender that until the Loan Obligations have been paid in full, Borrower shall:

               60.1 Payment of Loan/Performance of Loan Obligations. Duly and punctually pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

               60.2 Maintenance of Existence. Maintain its existence as a California limited liability company in good standing under the laws of the jurisdiction of its organization or formation, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain good standing and qualification to do business.

               60.3 Maintenance of Single Purpose Status. Maintain its existence as a Single Purpose Entity.

               60.4 Accrual and Payment of Taxes. During each fiscal year, make accurate provision for the payment in full of all current tax liabilities of all kinds including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, provider taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts), Taxes (as defined in the Mortgage), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

               60.5 Insurance. Maintain, at its expense, the following insurance coverages and policies with respect to the Mortgaged Property and the Facility, which coverages and policies must be acceptable to Lender's insurance consultant in its sole discretion:

                     a. Comprehensive "all risk" insurance, including coverage for windstorms and hail, in an amount equal to 100% of the full replacement cost of the Facility, which replacement cost shall be determined by the "Insurable Value" or "Cost Approach to Value" reflected in the most recent Lender approved appraisal for the Facility, without deduction for depreciation. Such insurance shall also include (i) agreed insurance amount endorsement waiving all co-insurance provisions, and (ii) an "Ordinance or Law Coverage" endorsement if the Facility or the use thereof shall constitute a legal non-conforming structure or use.

                     b. Commercial general liability insurance against claims for sexual harassment abuse of residents and/or patients, personal injury, bodily injury, death or property damage, in or about the Facility to be on a so-called "occurrence" basis for at least $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate with a $10,000,000.00 umbrella coverage.

                     c. Professional liability insurance against claims for personal injury, bodily injury or death, in or about the Facility to be on a so-called "occurrence" basis for at least $1,000,000.00 per occurrence and $5,000,000.00 in the aggregate.

                     d. Business interruption income insurance for the Facility in an amount equal to 100% of the net income plus carrying costs and extraordinary expenses of the Facility for a period of eighteen (18) months as projected by Lender, containing a 180-day extended period of indemnity endorsement.

                     e. Flood Hazard insurance if any portion of the Improvements is located in a "flood zone area," as identified in the Federal Register by the Federal Emergency Management Agency as a 100-year flood zone or "special flood hazard area" and in which flood insurance is available. In lieu thereof, Lender will accept proof, satisfactory to it in its sole discretion, that the Improvements are not within the boundaries of a designated area.

                     f. Workers' compensation insurance, if applicable and required by state law, subject to applicable state statutory limits, and employer's liability insurance with a limit of $1,000,000.00 per accident and per disease per employee with respect to the Facility.

                     g. Comprehensive boiler and machinery insurance, including property damage coverage and time element coverage in an amount equal to 100% of the full replacement cost, without deduction for depreciation, of the Facility housing the machinery, if steam boilers, pipes, turbines, engines or any other pressure vessels are in operation with respect to the Facility. Such insurance coverage shall include a "joint loss" clause if such coverage is provided by an insurance carrier other than that which provides the comprehensive "all risk" insurance described above.

                     h. During the period of any construction and/or renovation of capital improvements with respect to the Facility or any new construction at the Facility, builder's risk insurance for any improvements under construction and/or renovation, including, without limitation, costs of demolition and increased cost of construction or renovation, in an amount equal the amount of the general contract plus the value of any existing purchase money financing for improvements and materials stored on or off the Property, including "soft cost" coverage.

                     i. Such other insurance coverages as may be deemed necessary at any time during the term of the Loan and as shall be provided within such time periods as Lender may determine, in each case, in its commercially reasonable discretion.

     If the Facility is located in a seismically active area or an area prone to geologic instability and mine subsidence, Lender may require an inspection by a qualified structural or geological engineer satisfactory to Lender, and at Borrower's expense. The Facility must be structurally and geologically sound and capable of withstanding normal seismic activity or geological movement. Lender reserves the right to require earthquake insurance or Maximum Probable Loss insurance on a case by case basis in amounts determined by Lender.

     All insurance policies shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be acceptable to Lender in its sole discretion. All such policies shall provide for loss payable solely to Lender and shall contain a standard "non-contributory mortgagee" endorsement or its equivalent relating, among other things, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (i) occupancy or use of the Facility for purposes more hazardous than those permitted by the terms of such policy,
(ii) any foreclosure or other action taken by Lender pursuant to the Mortgage upon the occurrence of an Event of Default thereunder, or (iii) any change in title or ownership of the Facility.

     All insurance policies must be written by a licensed insurance carrier in the State in which the Facility is located and such insurance carrier must have a long-term senior debt rating of at least "AA" by Standard and Poor's Rating Service.

     All liability insurance policies must name "GMAC Commercial Mortgage Corporation and its successors and/or assigns as their interests may appear" as additional insureds, and all property insurance policies must name "GMAC Commercial Mortgage Corporation and its successors and/or assigns" as the named mortgage holder entitled to all insurance proceeds. Lender shall have the right, without Borrower's consent, by notice to the insurance company, to change the additional insured and named mortgagee endorsements in connection with any sale of the Loan. Notwithstanding anything contained herein, Borrower shall be entitled to all insurance proceeds covered by and disbursed under the above-referenced comprehensive all risk insurance policy provided such proceeds do not exceed $25,000.00 per occurrence.

     All insurance policies for the above-required insurance must provide for thirty (30) days prior written notice of cancellation to Lender.

     Prior to setting the interest rate on the Loan, Borrower must submit to Lender the following: (A) the original, or a copy certified by the insurance agent, of the policy(ies) of insurance, or (B) the insurance binder (Acord Form 25S provided by the insurance carrier) or (C) a certificate of insurance (Acord Form 27 provided by the insurance agent), or (D) an original letter from the insurance carrier on the primary layer, signed by an officer of such carrier, attaching the form of insurance policy pursuant to which coverage is being provided, and, if applicable, an original letter from each insurance carrier on the excess layers, signed by an officer of such carrier(s) agreeing that such carrier is bound to the form of insurance policy delivered by the primary carrier (i.e., agreeing to "follow form" to the primary carrier). The letter must set forth the date by which the policy will be delivered to the Lender, which must not be more than sixty (60) days following closing. All mortgagee/loss payee/additional insured endorsements must be attached to the letter.

     With respect to insurance policies which require payment of premiums annually, not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, Borrower shall pay such amount, except to the extent Lender is escrowing sums therefor pursuant to the Loan Documents. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lender of such payment, which premiums shall not be paid by Borrower through or by any financing arrangement, shall be delivered by Borrower to Lender at the address set forth in Section 8.7 hereof and in Exhibit "E" hereto. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 4.5. If the limits of any policy required hereunder are reduced or eliminated due to a covered loss, Borrower shall pay the additional premium, if any, in order to have the original limits of insurance reinstated, or Borrower shall purchase new insurance in the same type and amount that existed immediately prior to the loss.

     If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Agreement, Lender may, at its option, procure such insurance and Borrower shall pay or, as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Loan Obligations.

     The insurance required by this Agreement may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower or to an Affiliate of Borrower covering the Facility and the properties of such Affiliate; provided that, in each case, the policies otherwise comply with the provisions of this Agreement and allocate to the Facility, from time to time, the coverage specified by this Agreement, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Agreement shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender original policies or certified copies thereof, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Facility.

     Neither Lender nor its agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Agreement; it being understood that (a) Borrower shall look solely to its insurance company for the recovery of such loss or damage, (b) such insurance company shall have no rights of subrogation against Lender, its agents or employees, and (c) Borrower shall use its best efforts to procure from such insurance company a waiver of subrogation rights against Lender. If, however, such insurance policies do not provide for a waiver of subrogation rights against Lender (whether because such a waiver is unavailable or otherwise), then Borrower hereby agrees, to the extent permitted by law and to the extent not prohibited by such insurance policies, to waive its rights of recovery, if any, against Lender, its agents and employees, whether resulting from any damage to the Facility, any liability claim in connection with the Facility or otherwise. If any such insurance policy shall prohibit Borrower from waiving such claims, then Borrower must obtain from such insurance company a waiver of subrogation rights against Lender.

     Borrower appoints Lender as Borrower's attorney-in-fact, which appointment shall be deemed irrevocable and coupled with an interest, to cause the issuance of an endorsement of any insurance policy to bring Borrower into compliance herewith and, as limited above, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; provided, however, that in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

               60.6 Proceeds of Insurance or Condemnation. If, after damage to or destruction of or condemnation of the Mortgaged Property (or any part thereof), the net Proceeds of insurance or condemnation (after payment of Lender's reasonable costs and expenses in connection with the administration thereof) are:

                     a. less than Twenty-Five Thousand Dollars ($25,000.00), Lender shall deliver such proceeds to Borrower to be applied within thirty (30) days thereafter to the repair, restoration and replacement by Borrower of the Improvements, Equipment and Inventory damaged, destroyed or taken,

     or

                     b. Twenty-Five Thousand Dollars ($25,000.00) or more and Lender agrees, at its option, to make such net Proceeds available to Borrower, Lender shall make such net Proceeds available to Borrower on the following terms:

                         i. The aggregate amount of all such Proceeds shall not exceed the aggregate amount of all such Loan Obligations;

                         ii.   At the time of such loss or damage and at all

                     times thereafter while Lender is holding any portion of such Proceeds, there shall exist no Default or Event of Default;

                         iii. The Improvements, Equipment, and Inventory to which loss or damage has resulted shall be capable of being restored to its preexisting condition and utility in all material respects with a value equal to or greater than that which existed prior to such loss or damage and such restoration shall be capable of being completed prior to the earlier to occur of (i) the expiration of business interruption insurance as determined by an independent inspector or (ii) the Maturity Date;

                         iv. Within thirty (30) days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the Proceeds applied for such purpose;

                         v. Within sixty (60) days following the date of notice under the preceding subparagraph (iv) and prior to any Proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

                                        . complete plans and specifications for
                               restoration, repair and replacement of the Improvements, Equipment and Inventory damaged to the condition, utility and value required by
                               (iii) above,

                                        . if loss or damage exceeds Fifty
                               Thousand Dollars ($50,000), fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

                                        . builder's risk insurance for the full
                               cost of construction with Lender named under a standard mortgagee loss-payable clause

                                        . such additional funds as in Lender's
                               reasonable opinion are necessary to complete such repair, restoration and replacement, and

                                        . copies of all permits and licenses
                               necessary to complete the work in accordance with the plans and specifications;

                         vi. Lender may, at Borrower's expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of Proceeds as work progresses;

                         vii. No portion of such Proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory to which a loss or damage has occurred unless the same are covered by such insurance;

                         viii. Borrower shall diligently pursue such work and
                     shall complete such work prior to the earlier to occur of the expiration of business interruption insurance or the Maturity Date;

                         ix. Each disbursement by Lender of such Proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by Borrower and, if required by Lender, its architect and general contractor with appropriate invoices and lien waivers as required by Lender; and

                         x. Lender shall have a first lien on and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such Proceeds, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest.

     In the event and to the extent that such Proceeds are Twenty-Five Thousand Dollars ($25,000.00) or more and are not required to be used for the repair, restoration and replacement of the Improvements, Equipment and Inventory to which a loss or damage has occurred, or, if the conditions set forth herein for such application are otherwise not satisfied, then Lender shall be entitled without notice to or consent from Borrower to apply such Proceeds, or the balance thereof, at Lender's option either (a) to the full or partial payment or prepayment of the Loan Obligations (without premium) in the manner aforesaid or
(b) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory to which a loss or damage has occurred. Any excess Proceeds after such application by Lender shall be paid to Borrower.

               60.7 Financial and Other Information. Provide Lender, and cause Guarantor and Lessee (if different from Guarantor) to provide to Lender, at its address set forth in Section 8.7 and at GMAC Commercial Mortgage Corporation, 55 South Lake Avenue, Suite 230, Pasadena, California 91101-2602 the following financial statements and information on a continuing basis during the term of the Loan:

                     a. Within one hundred twenty (120) days after the end of each fiscal year of the Guarantor, audited financial statements prepared in accordance with GAAP by a nationally recognized accounting firm or independent certified public accounting firm acceptable to the Lender, which statements shall include a balance sheet and a statement of income and expenses for the year then ended. In lieu of its obligations hereunder, Guarantor may submit to Lender, upon its filing thereof, a copy of its Form 10-K as filed with the United States Securities and Exchange Commission.

                     b. Within ninety (90) days after the end of each fiscal year of each Facility and Borrower (if different from the Facility) unaudited financial statements of the operations of the Facility, prepared in accordance with GAAP, by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender, which statements shall be prepared in accordance with GAAP, and shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct in all material respects by a financial officer of Borrower.

                     c. Within ninety (90) days after the end of each fiscal year of Lessee (if different from Guarantor), unaudited financial statements of Lessee, prepared in accordance with GAAP, by a nationally recognized accounting firm or independent certified public accounting firm, acceptable to Lender, which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct by a financial officer of Lessee.

                     d. Within forty-five (45) days after the end of each fiscal quarter of each Facility, unaudited interim financial statements of the operations of the Facility, certified as true and correct in all material respects by a financial officer of the Borrower, prepared in accordance with GAAP, which statements shall include a balance sheet and a statement of income and expenses for the quarter then ended.

                     e. Within forty-five (45) days after the end of each fiscal quarter of Borrower, unaudited interim financial statements of Borrower, certified as true and correct in all material respects by a financial officer of Borrower, prepared in accordance with GAAP, which statements shall include a balance sheet and statement of income and expenses for the quarter then ended.

                     f. Within forty-five (45) days after the end of each fiscal quarter of Guarantor, unaudited interim financial statements of Guarantor, certified as true and correct in all material respects by a financial officer of Guarantor prepared in accordance with GAAP, which statements shall include a balance sheet and a statement of income and expenses for the quarter then ended. In lieu of its obligations hereunder, Guarantor may submit to Lender, upon its filing thereof, a copy of its Form 10Q as filed with the United States Securities and Exchange Commission.

                     g. Within forty-five (45) days after the end of each quarter of Lessee, if different from Guarantor, unaudited interim financial statements of Lessee, certified as true and correct in all material respects by a financial officer of Lessee, prepared in accordance with generally accepted accounting principles consistently applied, which statements shall include a balance sheet and a statement of income and expenses for the quarter then ended.

                     h. Within forty-five (45) days after the end after each fiscal quarter of Borrower, a statement of the number of unit days available and the actual resident days incurred for such quarter, together with quarterly census information of the Facility as of the end of such quarter in sufficient detail to show resident-mix (i.e., private, Medicare, Medicaid, and V.A., if applicable) on a daily average basis for such year through the end of such quarter, certified by the chief financial officer of Borrower or Lessee to be true and correct. Such statements of the Facility shall be accompanied by the Summary of Financial Statements and Census Data attached hereto as Exhibit "D" for each Facility.

                     i. If requested by Lender, within thirty (30) days after the filing deadline, as may be extended from time to time, copies of all federal state and local tax returns of Borrower, Lessee (if different from Guarantor) and Guarantor, together with all supporting documentation and required schedules.

                     j. If and to the extent applicable, within ten (10) days after filing or receipt, all Medicaid cost reports and any amendments thereto filed with respect to each Facility and all responses, audit reports, or other inquiries with respect to such cost reports.

                     k. If and to the extent applicable, within ten (10) days after receipt, copies of all licensure and certification survey reports and statements of deficiencies (with plans of correction attached thereto).

                     l. If and to the extent applicable, within ten (10) days after receipt, a copy of the "Medicaid Rate Calculation Worksheet" (or the equivalent thereof) from the applicable agency.

                     m. If and to the extent applicable, within ten (10) days of receipt, a statement of the number of resident days for which each Facility has received the Medicare default rate for any applicable period. For purposes herein, "default rate" shall have the meaning ascribed to it in that certain applicable Medicare rate notification letter prepared in connection with any review or survey of the Facility.

                     n. Within three (3) days after receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies, including but not limited to, Medicaid and/or Medicare certification, if applicable, that the license of either Facility is being downgraded to a substandard category, revoked or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke or suspend the license or certification of either Facility.

                     o. If requested by Lender, evidence of payment by Borrower or Lessee of any applicable provider bed taxes or similar taxes, which taxes Borrower or Lessee agrees to pay.

                     p. Within one hundred twenty (120) days after the end of each of Borrower's or Lessee's fiscal years, and more frequently, if requested by Lender, an aged accounts receivable report for the Facility in sufficient detail to show amounts due from each class of resident-mix, if applicable (i.e., private, Medicare, Medicaid and V.A.), by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days.

     Lender reserves the right to require that the annual financial statements of Borrower [?] Lessee (if different from Guarantor), be audited and prepared by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender, at their respective sole cost and expense, if (i) an Event of Default exists, (ii) if required by internal policy or by any investor in any securities backed in whole or in part by the Loan or any rating agency rating such securities, or (iii) if Lender has reasonable grounds to believe that the unaudited financial statements do not accurately represent the financial condition of Borrower or Lessee, as the case may be.

     Lender further reserves the right to require such other financial information of Borrower, Guarantor, Lessee (if different from Guarantor) and/or the Facility, at such other times (including monthly or more frequently) as it shall deem necessary. All financial statements must be in the form and detail as Lender shall from time to time request.

               60.8 Compliance Certificate. At the time of furnishing the quarterly operating statements required under Section 4.7 herein, furnish to Lender a compliance certificate for each Facility in the form attached hereto as Exhibit "E" executed by a financial officer of Borrower.

               60.9 Books and Records. Keep and maintain at all times at the Facility or Lessee's offices, and upon Lender's request make available at the Facility, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of the Facility, and copies of all written contracts, leases (if any), and other instruments which affect the Mortgaged Property, which books, records, contracts, leases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by Lender (upon reasonable advance notice, which for such purposes only may be given orally, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required); provided, however, that if an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books, records, contracts, leases (if any) and other instruments relating to the Facility or its operation and Borrower authorizes Lender to obtain a credit report on Borrower at any time.

               60.10 Payment of Indebtedness. Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of Borrower has been effectively stayed and for which reserves and collateral for the payment and security thereof have been established in sufficient amounts as determined by Lender in its sole commercially reasonable discretion.

               60.11 Records of Accounts. Maintain all records, including records pertaining to the Accounts of Borrower, at the principal place of business of Borrower as set forth in this Agreement.

               60.12 Conduct of Business. Conduct, or cause Lessee to conduct, the operation of the Facility at all times in a manner consistent with the level of operation of the Facility as of the date hereof, including without limitation, the following:

                     a. to maintain the standard of care for the residents of the Facility at all times at a level necessary to ensure quality care for the residents of the Facility in accordance with customary and prudent industry standards;

                     b. to operate the Facility in a prudent manner and in compliance with applicable laws and regulations relating thereto and cause all Permits, Reimbursement Contracts (if any), and any other agreements necessary for the use and operation of the Facility or, if applicable, as may be necessary for participation in the Medicaid, Medicare, or other applicable reimbursement programs (if any) to remain in effect without reduction in the number of licensed beds authorized for use in the Medicaid, Medicare, or other applicable reimbursement programs;

                     c. to maintain sufficient Inventory and Equipment of types and quantities at the Facility to enable Borrower to perform operations of the Facility adequately;

                     d. to keep all Improvements and Equipment located on or used or useful in connection with the Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition;

                     e. to maintain sufficient cash in the operating accounts of the Facility in order to satisfy the working capital needs of the Facility; and

                     f. to keep all required Permits current and in full force and effect.

               60.13 Periodic Surveys. Furnish or cause Lessee to furnish to Lender, within twenty (20) days of receipt, a copy of any Medicare, Medicaid, or other licensing agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicaid, Medicare or other reimbursement program pursuant to any Reimbursement Contract for existing residents or for new residents to be admitted with Medicaid or Medicare coverage, by the date required for cure by such agency (plus extensions granted by such agency).

               60.14 Debt Service Coverage Requirements.

                     a. Maintain (commencing with the closing of the Loan) and/or cause Lessee to maintain, and within forty-five (45) days after the end of each fiscal quarter of Borrower, provide and/or cause Lessee to provide, evidence to Lender of the achievement of, the following debt service coverage ratios until the Loan is paid in full:

                         i. a Debt Service Coverage Ratio, on a combined Facility basis, after deduction of Actual Management Fees, of not less than 1.10 to 1.0; and

                         ii. a Debt Service Coverage Ratio, on a combined Facility basis, after deduction of Assumed Management Fees, of not less than 1.25 to 1.0.

                     b. If Borrower fails to achieve or provide evidence of achievement of the Debt Service Coverage Ratio requirements set forth above, Borrower may deposit with Lender, at Borrower's option within fifteen (15) days of such failure, additional cash or other liquid collateral in an amount which, when added to the first number of the debt service coverage calculation, would have resulted in the noncomplying debt service requirement having been satisfied. If, after Borrower has deposited such additional cash or liquid collateral, Borrower again fails to achieve or provide evidence of the achievement of the Debt Service Coverage

Ratio requirements set forth above and such failure continues for two (2) consecutive calendar quarters, Borrower may deposit with Lender, at Borrower's option within fifteen (15) days of such failure, additional cash or other liquid collateral (with credit for amounts currently being held by Lender pursuant to the foregoing sentence), in an amount which, if the same had been applied on the first (1st) day of the first quarter for which such noncompliance of the debt service coverage requirement occurred to reduce the outstanding principal indebtedness of the Loan, would have resulted in the noncomplying debt service coverage requirement having been satisfied as of both quarterly testing dates. Any additional cash or liquid collateral deposited by Borrower hereunder in order to achieve the required Debt Service Coverage Ratio and cure any existing default with respect thereto will be held by Lender in a standard custodial account and shall constitute additional collateral for the Loan Obligations and an "Account" as defined in this Agreement, and, upon the occurrence of an Event of Default, may be applied by Lender, in such order and manner as Lender may elect, to the reduction of the Loan Obligations. Borrower shall not be entitled to any interest earned on such additional collateral. Provided that there is no outstanding Default or Event of Default, such additional collateral which has not been applied to the Loan Obligations will be released by Lender at such time as Borrower provides Lender with evidence that the required debt service coverage requirements outlined above have been achieved and maintained (without regard to any cash deposited pursuant to this Section 4.14) for two (2) consecutive fiscal quarters.

               60.15 Occupancy. Maintain or cause to be maintained at all times, a daily average annual occupancy for each Facility, as tested quarterly (on the basis of a calendar year), of eighty percent (80%) or more (based on the number of units available at the Facility, with the minimum number of assisted living units available at the Facility remaining at or in excess of 124 units for Golden Creek and 138 units for Hillcrest).

               60.16 Capital Expenditures. Commencing August 1, 2003, maintain, and/or cause Lessee to maintain, the Facility in good condition and make minimum capital expenditures for the Facility in each fiscal year, in an amount equal to not less than $437 per unit (or the appropriate prorated amount for any partial fiscal year), for Golden Creek, and not less than $300 per unit (or the appropriate prorated amount for any partial fiscal year) for Hillcrest (which capital expenditures may include ordinary repairs and routine maintenance), commencing the first year of the Loan term and continuing throughout the Loan term, and, within forty-five (45) days after the end of each fiscal year, provide evidence thereof satisfactory to Lender. In the event that Borrower shall fail to meet such requirement or to provide such evidence, Borrower shall, upon Lender's written request, immediately establish and maintain a capital expenditures reserve fund with Lender equal to the difference between the required amount per unit and the amount per unit actually spent by Borrower. Borrower grants to Lender a lien on and a right of setoff against all moneys in the capital expenditures reserve fund, and Borrower shall not permit any other Lien to exist upon such fund. Moneys on deposit in such capital expenditures reserve fund will be disbursed to Borrower monthly upon Lender's receipt of satisfactory evidence that Borrower has caused to be made the required capital expenditures. Upon Borrower's or Lessee's failure to adequately maintain either Facility in good condition, Lender may, but shall not be obligated to, make such capital expenditures and may apply the moneys in the capital expenditures reserve fund for such purpose. To the extent there are insufficient moneys in such capital expenditures reserve fund for such purposes, all funds advanced by Lender to make such capital expenditures shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall accrue interest at the Default Rate until paid. Upon the occurrence of an Event of Default, Lender may apply any moneys in the capital expenditures reserve fund to the Loan Obligations, in such order and manner as Lender may elect. For any partial fiscal year during which the Loan is outstanding, the required expenditure amount shall be prorated by multiplying the required amount per unit amount by a fraction, the numerator of which is the number of days during such year for which all or part of the Loan is outstanding and the denominator of which is the number of days in such year. During the term of the Loan, Lender may, from time to time, engage a professional building inspector to conduct an inspection of the Facility. If the inspector's report indicates that repairs or replacements are necessary over and above the per unit requirements set forth in this Section 4.16, then Lender shall require a non-interest bearing repair escrow fund to ensure completion of such necessary repairs or replacements. The amount of any such repair escrow fund shall be one hundred twenty-five percent (125%) of the estimated cost of repairs as determined by such inspector and Lender. Lender also shall require an agreement satisfactory to Lender, in its commercially reasonable discretion, which will provide for completion of the repairs and the disbursement of the escrow funds. All commercially reasonable fees and costs associated with the inspection, report and subsequent inspections (if required) shall be paid by Borrower.

               60.17 Lease Agreement.

                     a. Maintain the Lease Agreement in full force and effect and timely perform all of its obligations thereunder and not permit the termination or amendment of the Lease Agreement unless the prior written consent of Lender is first obtained (which consent will not be unreasonably withheld or delayed); provided, however, that Lender's prior written consent shall not be required for termination of the Lease Agreement in the event of emergency situations (i.e., termination of the Facility's license or decertification of the Facility from participation in Medicare and/or Medicaid, if applicable);

                     b. In the event that proceedings are instituted to terminate the Facility's license or to terminate the Facility's Medicaid or Medicare certification, if applicable, immediately engage oversight management services from a management company reasonably acceptable to the Lender; and

                     c. In the event that bankruptcy or insolvency proceedings are instituted by or against the Lessee, Borrower shall (to the extent permitted by the applicable bankruptcy court having jurisdiction over such proceedings), upon written instruction received from Lender, terminate the Lease Agreement.

               60.18 Updated Appraisals. For so long as the Loan remains outstanding, if any Event of Default shall occur hereunder, or if, in Lender's judgment, a material depreciation in the value of the Land and/or the Improvements shall have occurred, then in any such event, Lender, may cause the Land and Improvements to be appraised by an appraiser selected by Lender, and in accordance with Lender's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Land and Improvements and the Facility. Borrower agrees to pay all reasonable costs incurred by Lender in connection with such appraisal which costs shall be secured by the Mortgage and shall accrue interest at the Default Rate until paid.

               60.19 Comply with Covenants and Laws. Comply, in all material respects, with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Facility and the Land and Improvements in compliance with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations promulgated thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements, Medicaid and Medicare laws and keep the Permits for the Facility in full force and effect.

               60.20 Taxes and Other Charges. Subject to Borrower's right to contest the same as set forth in Section 9(c) of the Mortgage, pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against real or personal property of the Borrower, except Liens to the extent permitted by this Agreement.

               60.21 Commitment Letter. Provide all items and pay all amounts required by the Commitment Letter. If any term of the Commitment Letter shall conflict with the terms of this Agreement, this Agreement shall govern and control. As to any matter contained in the Commitment Letter, and as to which no mention is made in this Agreement or the other Loan Documents, the Commitment Letter shall continue to be in effect and shall survive the execution of this Agreement and all other Loan Documents.

               60.22 Certificate. Upon Lender's written request, furnish Lender with a certificate stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents to which Borrower is a party and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate.

               60.23 Debt Service Reserve Fund. Pursuant to the Debt Service Reserve Fund Agreement, establish and maintain a debt service reserve fund with Lender equal to approximately three (3) months of debt service payments with respect to the Note as reasonably estimated by Lender, rounded upward to the nearest One Thousand Dollars ($1,000).

               60.24 Capital Improvements Escrow. Pursuant to the Capital Improvements Fund Agreement, establish and maintain the capital improvements escrow with Lender.

               60.25 Notice of Fees or Penalties. Immediately notify Lender, upon Borrower's knowledge thereof, of the assessment by any state or, if applicable, any

Medicare, Medicaid, health or licensing agency of any fines or penalties against Borrower, Lessee, or the Facility.

               60.26 Loan Closing Certification. Immediately notify Lender in writing, in the event any representation or warranty contained in that certain Loan Closing Certification of even date herewith, executed by Borrower for the benefit of Lender, becomes untrue or there shall have been any material adverse change in any such representation or warranty.

               60.27 Additional Borrower. That on or before January 31, 2004, the member(s) of Borrower will form a new single purpose entity, which new entity will be subject to prior written approval by Lender and be duly and validly organized and exist in good standing on January 31, 2004, and will join with Borrower in applying for refinancing of the Loan on or before the Maturity Date; Borrower and Lender intend that the Hillcrest Facility will be transferred to such new entity and that such new entity will assume that portion of the Loan allocated to the Hillcrest Facility, as determined in the sole discretion of Lender.

     ARTICLE V
NEGATIVE COVENANTS OF BORROWER

     Until the Loan Obligations have been paid in full, Borrower shall not:

               60.28 Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits or Reimbursement Contracts (including rights to payment thereunder) pertaining to the Facility, or assign, transfer, or remove or permit any other Person to assign, transfer, or remove any records pertaining to the Facility including, without limitation, resident records, medical and clinical records (except for removal of such resident records as directed by the residents owning such records), without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

               60.29 No Liens; Exceptions. Create, incur, assume or suffer to exist any Lien upon or with respect to the Facility, any of its properties, rights, income or other assets relating thereto, including, without limitation, the Mortgaged Property whether now owned or hereafter acquired, other than the following permitted Liens ("Permitted Encumbrances"):

                     a. Liens at any time existing in favor of Lender;

                     b. Liens which are listed in Exhibit "F" attached hereto;

                     c. Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon any of the Land or Improvements, such Lien must be fully disclosed to Lender and bonded off and removed from the Land and Improvements within thirty (30) days of its creation, in a manner satisfactory to Lender;

                     d. Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received with respect to property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds; and

                     e. Liens for current year's taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent

               60.30 Merger, Consolidation, etc. Except as otherwise provided in the Mortgage, consummate any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of Lender, which consent may be granted or refused in Lender's sole discretion.

               60.31 Maintain Single Purpose Entity Status.

                     a. Engage in any business or activity other than the ownership, operation and maintenance of the Mortgaged Property, and activities incidental thereto;

                     b. Acquire or own any material assets other than (i) the Mortgaged Property, and (ii) such incidental machinery, equipment, fixtures and other personal property as may be necessary for the operation of the Mortgaged Property;

                     c. Merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as permitted in the Loan Documents) or change its legal structure, without in each case Lender's consent;

                     d. Without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its, Operating Agreement or similar organizational document, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect its status as a Single Purpose Entity or its ability to perform its obligations hereunder, under the Note or any other document evidencing or securing the Loan;

                     e. Own any subsidiary or make any investment in, any Person without the consent of Lender;

                     f. Commingle its funds or assets with assets of, or pledge its assets with or for, any of its members, Affiliates, Lessee, principals or any other Person;

                     g. Incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan and trade payables incurred in the ordinary course of business, payable within 90 days of the date incurred, based on historical amounts;

                     h. Fail to maintain its records, books of account and bank accounts separate and apart from those of its members, principals, Affiliates, Lessee, or the Affiliates of any of its members, principals, Lessee and any other Person;

                     i. Enter into any contract or agreement with any of its members, principals or Affiliates, or the Affiliates of any of its members, principals, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

                     j. Seek its dissolution or winding up in whole, or in part;

                     k. Maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its members, principals and Affiliates, the Affiliates of any of its members, principals or any other Person;

                     l. Hold itself out to be responsible for the debts of another Person or pay another Person's liabilities out of its own funds;

                     m. Make any loans or advances to any third party, including any of its members, principals or Affiliates, or the Affiliates of any of its members, principals;

                     n. Fail to have prepared and filed its own tax returns;

                     o. Fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name, in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any of its members or Affiliates, or any general partner, member, principal or Affiliate thereof); or

                     p. Fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

               60.32 Change of Business. Make any material change in the nature of its business as it is being conducted as of the date hereof.

               60.33 Changes in Accounting. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

               60.34 ERISA.

                     a. Agree to, enter into or consummate any transaction which would render it unable to confirm that (i) it is not an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) it is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) less than twenty-five percent (25%) of each of its outstanding class of equity interests are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2);

                     b. Engage in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Borrower, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under ERISA.

               60.35 Transactions with Affiliates. Enter into any transaction with a Person which is an Affiliate of Borrower other than in the ordinary course of its business and on fair and reasonable terms no less favorable to Borrower, than those they could obtain in a comparable arms-length transaction with a Person not an Affiliate.

                     a. Transfer of Ownership Interests. Except as otherwise allowable under the Mortgage, permit a change in the percentage ownership interest of the Persons owning the Borrower, unless the written consent of Lender is first obtained, which consent may be granted or refused in Lender's sole discretion.

               60.36 Change of Use. Alter or change the use of the Facility or enter into any management agreement for the Facility other than the Management Agreement or enter into any operating lease for the Facility, unless Borrower first notifies Lender and provides Lender a copy of the proposed lease agreement or management agreement, obtains Lender's written consent thereto, which consent may be withheld in Lender's sole discretion, and obtains and provides Lender with a subordination agreement in form satisfactory to Lender, as determined by Lender in its sole discretion, from such manager or lessee subordinating to all rights of Lender.

               60.37 Place of Business. Change its chief executive office or its principal place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information and amendatory financing statements as Lender may request in connection therewith.

               60.38 Acquisitions. Directly or indirectly, purchase, lease, manage, own, operate, or otherwise acquire any property or other assets (or any interest therein) which are not used in connection with the operation of the Facility.

               60.39 Dividends, Distributions and Redemptions. Except as hereinafter provided or as otherwise consented to by Lender in writing, declare or pay any distributions to its shareholders, members or partners, as applicable, or purchase, redeem, retire, or otherwise acquire for value, any ownership interests in Borrower now or hereafter outstanding, return any capital to its shareholders, members or partners, as applicable, or make any distribution of assets to its shareholders, members, or partners, as applicable.

     61.
ENVIRONMENTAL HAZARDS

               61.1 Prohibited Activities and Conditions. Except for matters covered by a written program of operations and maintenance approved in writing by Lender (an "O&M Program") or matters described in Section 6.2, Borrower shall not cause or permit to exist any of the following:

                     a. The presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials in, on or under the Land, any Improvements, or any other property of Borrower that is adjacent to the Land in violation of applicable Hazardous Materials Laws;

                     b. The transportation of any Hazardous Materials to, from, or across the Land;

                     c. Any occurrence or condition on the Land or in the Improvements or any other property of Borrower that is adjacent to the Land, which occurrence or condition is or may be in violation of Hazardous Materials Laws;

                     d. Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Land, the Improvements or any property of Borrower that is adjacent to the Land; or

                     e. Any Lien (whether or not such Lien has priority over the Lien created by the Mortgage) upon the Land or any Improvements imposed pursuant to any Hazardous Materials Laws.

The matters described in clauses (a) through (e) above are referred to collectively in this Article VI as "Prohibited Activities and Conditions" and individually as a "Prohibited Activity and Condition."

               61.2 Exclusions. Notwithstanding any other provision of Article VI to the contrary, "Prohibited Activities and Conditions" shall not include the safe and lawful use and storage of quantities of (a) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable facilities, (b) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Facility, and (c) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Land's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

               61.3 Preventive Action. Borrower shall take all appropriate steps (including the inclusion of appropriate provisions in any Leases approved by Lender which are executed after the date of this Agreement) to prevent its employees, agents, contractors, tenants and occupants of the Facility from causing or permitting any Prohibited Activities and Conditions.

               61.4 O & M Program Compliance. If an O&M Program has been established with respect to Hazardous Materials, Borrower shall comply in a timely manner with, and cause all employees, agents and contractors of Borrower and any other

Persons (excluding trespassers) present on the Land to comply with the O&M Program. All costs of performance of Borrower's obligations under any O&M Program shall be paid by Borrower, and Lender's out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower's performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Loan Obligations.

               61.5 Borrower's Environmental Representations and Warranties. Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing:

                     a. Borrower has not at any time caused or permitted any Prohibited Activities and Conditions.

                     b. No Prohibited Activities and Conditions exist or have existed.

                     c. The Land and the Improvements do not now contain any underground storage tanks, and, to the best of Borrower's knowledge after reasonable and diligent inquiry, the Land and the Improvements have not contained any underground storage tanks in the past. If there is an underground storage tank located on the Land or the Improvements which has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws.

                     d. Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials, relating to the Land. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Land and the Improvements in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect. During Borrower's ownership of the Land, and, to the best of Borrower's knowledge after reasonable and diligent inquiry, no event has occurred with respect to the Land and/or Improvements that constitutes or, with the passing of time or the giving of notice, would constitute, noncompliance with the terms of any Environmental Permit.

                     e. There are no actions, suits, claims or proceedings pending or, to the best of Borrower's knowledge after reasonable and diligent inquiry, threatened that involves the Land and/or the Improvements and allege, arise out of, or relate to any Prohibited Activity and Condition.

                     f. Borrower has not received any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Land, the Improvements or any other property of Borrower that is adjacent to the Land. The representations and warranties in this Article VI shall be continuing representations and warranties that shall be deemed to be made by Borrower throughout the term of the Loan evidenced by the Note and until all of the Loan Obligations have been paid in full.

               61.6 Notice of Certain Events. Borrower shall promptly notify Lender in writing of any and all of the following that may occur:

                     a. Borrower's discovery of any Prohibited Activity and Condition.

                     b. Borrower's receipt of or knowledge of any complaint, order, notice of violation or other communication from any Governmental Authority or other Person with regard to present or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting the Land, the Improvements or any other property of Borrower that is adjacent to the Land.

                     c. Any representation or warranty in this Article VI which becomes untrue at any time after the date of this Agreement.

               Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Agreement, the Note, or any of the other Loan Documents.

               61.7 Costs of Inspection. Borrower shall pay promptly the costs of any environmental inspections, tests or audits ("Environmental Inspections") required by Lender in connection with any foreclosure or deed in lieu of foreclosure or, if required by Lender, as a condition of Lender's consent to any "Transfer" (as defined in the Mortgage), or required by Lender following a commercially reasonable determination by Lender that Prohibited Activities and Conditions may exist. Any such costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become an additional part of the Loan Obligations. The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender, and Lender shall have no obligation to disclose or otherwise make available to Borrower or any other party such results or any other information obtained by Lender in connection with its Environmental Inspections. Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any of Lender's Environmental Inspections. Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any of its Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount which a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results of any of its Environmental Inspections to any third party, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the such delivery of any of Lender's Environmental Inspections.

               61.8 Remedial Work. If any investigation, site monitoring, containment, clean-up, restoration or other remedial work ("Remedial Work") is necessary to bring

Borrower into compliance with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Land, the Improvements or the use, operation or improvement of the Land under any Hazardous Materials Law, Borrower shall, by the earlier of (a) the applicable deadline required by Hazardous Materials Law or (b) thirty (30) days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Loan Obligations.

               61.9 Cooperation with Governmental Authorities. Borrower shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition.

               61.10 Indemnity.

                     a. Borrower shall hold harmless, defend and indemnify (i) Lender, (ii) any prior owner or holder of the Note, (iii) any Person who is or will have been involved in the servicing of the Note, (iv) the officers, directors, partners, agents, shareholders, employees and trustees of any of the foregoing, and (v) the heirs, legal representatives, successors and assigns of each of the foregoing (together, the "Indemnitees") from and against all proceedings, claims, damages, losses, expenses, penalties and costs (whether initiated or sought by any Governmental Authority or private parties), including fees and out of pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

                              i. Any breach of any representation or warranty of Borrower in this Article VI;

                              ii. Any failure by Borrower to perform any of its obligations under this Article VI;

                              iii. The existence or alleged existence of any
                     Prohibited Activity and Condition;

                              iv. The presence or alleged presence of Hazardous Materials in, on, around or under the Land, the Improvements or any property of Borrower that is adjacent to the Land; or

                              v.   The actual or alleged violation of any
                     Hazardous Materials Law.

                     b. Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees. Notwithstanding anything contained herein, any

Indemnitee may elect to defend any claim or legal or administrative proceeding at Borrower's expense. Nothing contained herein shall prevent an Indemnitee from employing separate counsel in any such action at any time and participating in the defense thereof at its own expense.

                     c. Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a "Claim") settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (ii) may materially and adversely affect any Indemnitee, as determined by such Indemnitee in its sole discretion.

                     d. The liability of Borrower to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

                         i.   Any amendment or modification of any Loan
                     Document;

                         ii. Any extensions of time for performance required by any of the Loan Documents;

                         iii. The accuracy or inaccuracy of any representations
                     and warranties made by Borrower under this Agreement or any other Loan Document;

                         iv. The release of Borrower or any other Person, by Lender or by operation of law, from performance of any obligation under any of the Loan Documents;

                         v. The release or substitution in whole or in part of any security for the Loan Obligations; or

                         vi. Lender's failure to properly perfect any lien or security interest given as security for the Loan Obligations; or

                         vii. Any provision in any of the Loan Documents
                     limiting Lender's recourse to property securing the Loan or limiting the personal liability of Borrower or any party for payment of all or any part of the Loan.

                     e. Borrower shall, at its own cost and expense, do all of the following:

                         i. Pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Article VI;

                         ii. Reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this
                     Article VI; and

                         iii. Reimburse Indemnitees for any and all expenses,
                     including fees and costs of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article VI, or in monitoring and participating in any legal or administrative proceeding.

                     f. In any circumstances in which the indemnity under this
Article VI applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the fees and out of pocket expenses of such attorneys and consultants.

                     g. The provisions of this Article VI shall be in addition to any and all other obligations and liabilities that Borrower may have under the applicable law or under the other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Article VI without regard to whether Lender or that Indemnitee has exercised any rights against the Land and/or the Improvements or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one Person or entity, the obligation of those Persons or entities to indemnify the Indemnitees under this Article VI shall be joint and several. The obligations of Borrower to indemnify the Indemnitees under this Article VI shall survive any repayment or discharge of the Loan Obligations, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of the Mortgage.

     62.
EVENTS OF DEFAULT AND REMEDIES

               62.1 Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

                     a. The failure by Borrower to pay any installment of principal, interest, or other payments required under the Note, the Mortgage or any other Loan Document within ten (10) days after the same becomes due;

                     b. Any failure by Borrower to provide and maintain in full force and effect the insurance coverage required by Section 4.5(a) - (j), inclusive, of this Agreement;

                     c. The violation by Borrower of any covenant set forth in
Article V hereof;

                     d. The failure by Borrower to deliver or cause to be delivered the financial statements and information set forth in Section 4.7 of this Agreement within the times required, and such failure is not cured within thirty (30) days following Lender's written notice to Borrower thereof;

                     e. The failure by Borrower or Guarantor to establish and maintain the capital expenditures reserve fund in accordance with Section 4.16 of this Agreement;

                     f. The failure of Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in this Section 7.1) or any of the other Loan Documents which failure is not cured within any applicable cure period as set forth herein or in such other Loan Document, or, if no cure period is specified therefor, is not cured within thirty (30) days after notice to Borrower of such Default; provided, however, that if such Default cannot be cured within such thirty (30) day period, such cure period shall be extended for an additional sixty (60) days, as long as Borrower is diligently and in good faith prosecuting said cure to completion;

                     g. The filing by Borrower, Guarantor or Lessee of a voluntary petition, or the adjudication of any of the aforesaid Persons, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the mailing of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due;

                     h. The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Borrower, Guarantor or Lessee which petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

                     i. Unless otherwise permitted hereunder or under any other Loan Documents, the sale, transfer, lease, assignment, or other disposition, voluntarily or involuntarily, of the Mortgaged Property, or any part thereof, except for Permitted Encumbrances as described in Section 5.2 above, or any further encumbrance of the Mortgaged Property (except for Permitted Encumbrances), unless the prior written consent of Lender is obtained;

                     j. Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower or Guarantor or any of their respective officers, directors or trustees pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to make the Loan to Borrower, (i) proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or (ii) proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower or Guarantor or (iii) on the date of execution of this Agreement there shall have been any materially adverse change in any of the acts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution;

                     k. The failure of Borrower to correct or to cause Manager to correct, within the time deadlines set by any applicable Medicare, Medicaid or licensing agency, any deficiency which would result in the following actions by such agency with respect to the Facility;

                         i. a termination of any Reimbursement Contract or any Permit; or

                         ii. a ban on new admissions generally or, if applicable, on admission of patients otherwise qualifying for Medicare or Medicaid coverage;

                     l. The assessment against Borrower, Lessee, or the Facility of any fines or penalties by any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Facility in excess of $25,000;

                     m. A final judgment is rendered by a court of law or equity against Borrower, Guarantor or Lessee in excess of $25,000.00, and the same remains undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower, Guarantor or Lessee as the case may be, has established reserves adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

                     n. The occurrence of any material adverse change in the financial condition or prospects of Borrower or Guarantor or Lessee, or the existence of any other condition which, in Lender's reasonable determination, constitutes a material impairment of any such Person's ability to operate the Facility or of such Person's ability to perform their respective obligations under the Loan Documents, which is not remedied within thirty (30) days after written notice.

                     o. The occurrence of an event of default under the Subordination Agreement or either of the Leases or any other Loan Document.

     Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from declaring an Event of Default by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

               62.2 Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, Lender may, at its option:

                     a. Declare the entire unpaid principal of the Loan Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived; and/or

                     b. Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement; and/or

                     c. Exercise any and all rights and remedies afforded by the laws of the United States, the states in which any of the Mortgaged Property is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents; and/or

                     d. Exercise the rights and remedies of setoff and/or banker's lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of Lender or any Person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan; and/or

                     e. Exercise its rights and remedies pursuant to any other Loan Documents.

     63.
MISCELLANEOUS

               63.1 Waiver. No remedy conferred upon, or reserved to, Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise of or omission to exercise any right of Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on Lender's part in exercising any rights shall operate as a waiver of any of Lender's rights. No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other, then existing, Default or shall impair any rights, remedies or powers of Lender.

               63.2 Costs and Expenses. Borrower will bear all taxes, fees and expenses (including actual attorneys' fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents. If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Agreement or any Mortgaged Property and as a result of any of the foregoing, Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Mortgaged Property, Borrower, Guarantor or Lessee, or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to Lender by any of the Loan Documents, then in any such events, all of the actual attorney's fees arising from such services, including attorneys' fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to Lender payable on demand of Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. Such amounts shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall bear interest at the Default Rate (as defined in the Note) from the date advanced until repaid.

               63.3 Performance of Lender. At its option, upon Borrower's failure to do so, Lender may make any payment or do any act on Borrower's behalf that Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, attorneys' fees, and until so repaid any sums advanced by Lender shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall bear interest at the Default Rate (as defined in the Note) from the date advanced until repaid.

               63.4 Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense) imposed upon or incurred by or asserted against Lender by reason of (a) ownership of the Note, the Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents, (b) any amendment to, or restructuring of, the Loan Obligations and/or any of the Loan Documents, (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of the Mortgage or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, Guarantor, Lessee and/or any partner, joint venturer, member or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Land, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (e) any use, nonuse or condition in, on or about the Land, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (f) any failure on the part of Borrower, Guarantor or Lessee to perform or comply with any of the terms of this Agreement or any of the other Loan Documents, (g) any claims by any broker, Person or entity claiming to have participated in arranging the making of the Loan evidenced by the Note, (h) any failure of the Land and/or Improvements to be in compliance with any applicable laws, (i) performance of any labor or services or the furnishing of any materials or other property with respect to the Land, the Improvements or any part thereof, (j) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-b, statement for recipients of proceeds from real estate, broker and barter exchange transactions, which may be required in connection with the Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the Loan is made, (k) any misrepresentation made to Lender in this Agreement or in any of the other Loan Documents, (l) any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents; (m) the violation of any requirements of the Employee Retirement Income Security Act of 1974, as amended, (n) any fines or penalties assessed or any corrective costs incurred by Lender if the Facility or any part of the Land and/or Improvements is determined to be in violation of any covenants, restrictions of record, or any applicable laws, ordinances, rules or regulations, or (o) the enforcement by any of the Indemnified Parties of the provisions of this Section 8.4. Any amounts payable to Lender by reason of the application of this Section 8.4, shall become immediately due and payable, and shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall accrue interest at the Default Rate (as defined in the Note). The obligations and liabilities of Borrower under this Section 8.4 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage. For purposes of this Section 8.4, the term "Indemnified Parties" means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, without limitation, any investor in any securities backed in whole or in part by the Loan) as well as the respective directors, officers, shareholder, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, without limitation, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Mortgaged Property, whether during the term of the Mortgage or as a part of or following a foreclosure of the Loan and including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

               63.5 Headings. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

               63.6 Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

               63.7 Notices, etc. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof, (b) three
(3) Business Days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) Business Day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

               If to Borrower:

                     245 Fischer Avenue, D-1
                     Costa Mesa, California 92626

               If to Lender:

                     GMAC Commercial Mortgage Corporation
                     200 Witmer Road
                     P.O. Box 1015
                     Horsham, Pennsylvania 19044-8015
                     Attn: Servicing - Accounting Manager
               with a copy to:

                     Katherine L. Bishop, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                     601 13th Street, NW, Suite 1000 South
                     Washington, D.C.  20005-3807

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

               63.8 Benefits. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

               63.9 Participation. Borrower acknowledges that Lender may, at its option, sell participation interests in the Loan or to other participating banks or Lender may (but shall not be obligated to) assign its interest in the Loan to its affiliates, or to other assignees (the "Assignee") to be included as a pool of properties to be financed in a proposed Real Estate Mortgage Investment Conduit (REMIC). Borrower agrees with each present and future participant in the Loan or Assignee of the Loan that if an Event of Default should occur, each present and future participant or Assignee shall have all of the rights and remedies of Lender with respect to any deposit due from Borrower. The execution by a participant of a participation agreement with Lender, and the execution by Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section. If the Loan is assigned to the Assignee, the Assignee will engage an underwriter (the "Underwriter"), who will be responsible for the due diligence, documentation, preparation and execution of certain documents required in connection with the offering of interests in the REMIC. Borrower agrees that Lender may, at its sole option and without notice to or consent of Borrower, assign its interest in the Loan to the Assignee for inclusion in the REMIC and, in such event, Borrower agrees to provide the Assignee with such information as may be reasonably required by the Underwriter in connection therewith or by an investor in any securities backed in whole or in part by the Loan or any rating agency rating such securities. Borrower irrevocably waives any and all right it may have under applicable law to prohibit such disclosure, including, but not limited to, any right of privacy, and consents to the disclosure of such information to the Underwriter, to potential investors in the REMIC, and to such rating agencies.

               63.10 Supersedes Prior Agreements; Counterparts. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises and statements, oral or written, made by Lender in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of Lender. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

               63.11 Loan Agreement Governs. The Loan is governed by the terms and provisions set forth in this Loan Agreement and the other Loan Documents and in the event of any irreconcilable conflict between the terms of the other Loan Documents and the terms of this Loan Agreement, the terms of this Loan Agreement shall control; provided, however, that in the event that there is any apparent conflict between any particular term or provision which appears in both this Loan Agreement and the other Loan Documents and it is possible and reasonable for the terms of both this Loan Agreement and the Loan Documents to be performed or complied with, then, notwithstanding the foregoing, both the terms of this Loan Agreement and the other Loan Documents shall be performed and complied with.

               63.12 CONTROLLING LAW. THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF CALIFORNIA FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

               63.13 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT THAT EITHER OR BOTH MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT TO LENDER TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                         [SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be properly executed by their respective duly authorized representatives as of the date first above written.

                              BORROWER:

WITNESS: ARV HILLCREEK, LLC, a California limited liability company

                              By:                                         (SEAL)
--------------------------          --------------------------------------
                                    Abdo Khoury
--------------------------          Manager
[Print Name]

                              LENDER:

WITNESS:                      GMAC COMMERCIAL MORTGAGE CORPORATION, a
                              California corporation


                              By:                                         (SEAL)
--------------------------          --------------------------------------

                              Name:
--------------------------          --------------------------------------
[Print Name]
                              Title:
                                    --------------------------------------

                                 ACKNOWLEDGMENT

State of California   )
                      )  ss:
County of Orange      )

         On July ___, 2002, before me, ________________________________________
                                           (name, title of officer, e.g.,
                                             "Jane Doe, Notary Public")

personally appeared                             Abdo Khoury
                     ----------------------------------------------------------
                                                     (name(s) of signer(s))

         (  )     personally known to me -OR-
         (  )     proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity/ies, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which person(s) acted, executed the instrument.

         Witness my hand and official seal.

--------------------------------------------------------------------------------
                                             (Signature of Notary)

                                 ACKNOWLEDGMENT

State of _________________________)
                                    )  ss:
County of ________________________)

         On __________, _____, before me, _____________________________________
                                            (name, title of officer, e.g.,
                                              "Jane Doe, Notary Public")

personally appeared ___________________________________________________________
                                     (name(s) of signer(s))

         (  )     personally known to me -OR-
         (  )     proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity/ies, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which person(s) acted, executed the instrument.

         Witness my hand and official seal.

--------------------------------------------------------------------------------
                                             (Signature of Notary)

                                  EXHIBIT "A-1"

                        LEGAL DESCRIPTION (ORANGE COUNTY)

                                  EXHIBIT "A-2"

                       LEGAL DESCRIPTION (VENTURA COUNTY)

                                      A-2-1

                                   EXHIBIT "B"

                     BORROWER'S PRINCIPAL PLACES OF BUSINESS
                           AND CHIEF EXECUTIVE OFFICE

                             245 Fischer Avenue, D-1
                          Costa Mesa, California 92626

                                      A-2-1

                                   EXHIBIT "C"

                         OWNERSHIP INTERESTS IN BORROWER

                                Member Ownership
                        ARV Assisted Living, Inc. - 100%

                                   EXHIBIT "D"

                  QUARTERLY FINANCIAL STATEMENT AND CENSUS DATA

Facility Name:      ____________ Inn
Management Company: Lessee - ARV Assisted Living, Inc.
Report Date:__________________________________________

                                                                     Quarter       Quarter     Quarter        Quarter     12 Mths.
                                                                     ENDING        ENDING      ENDING         ENDING      ENDING
                                                                     (DATE)        (DATE)      (DATE)         (DATE)      (DATE)
            CENSUS DATA
            Total Number of Beds (Units)
                                                                     ----------    ----------  ----------     ---------   ---------
            Number of Days in Period
                                                                     ----------    ----------  ----------     ---------   ---------
            Total Resident Days Available
                                                                     ----------    ----------  ----------     ---------   ---------
            Resident Utilization Days
                                                                     ----------    ----------  ----------     ---------   ---------
                 Medicaid
                                                                     ----------    ----------  ----------     ---------   ---------
                 Private
                                                                     ----------    ----------  ----------     ---------   ---------
                 Medicare
                                                                     ----------    ----------  ----------     ---------   ---------
                 Other Payor (Specify)
                                                                     ----------    ----------  ----------     ---------   ---------
            Total Utilization Days
                                                                     ----------    ----------  ----------     ---------   ---------
            Average Occupancy
                                                                     ----------    ----------  ----------     ---------   ---------

            DEBT SERVICE COVERAGE ANALYSIS
  (C)       Net Routine Patient (Resident) Revenue
                                                                     ----------    ----------  ----------     ---------   ---------
            Other Revenues
                                                                     ----------    ----------  ----------     ---------   ---------
                 Total Revenues
                                                                     ----------    ----------  ----------     ---------   ---------
                 Total Expenses
                                                                     ----------    ----------  ----------     ---------   ---------
            Pre-Tax Income
                                                                     ----------    ----------  ----------     ---------   ---------

            ADD BACK
                 Depreciation and Amortization
                                                                     ----------    ----------  ----------     ---------   ---------
                 Interest on GMACCM loan (or Facility Lease
                 Expense)
                                                                     ----------    ----------  ----------     ---------   ---------
                 Extraordinary Items
                                                                     ----------    ----------  ----------     ---------   ---------
  (A)       Net Operating Income after Actual Management Fees
                                                                     ----------    ----------  ----------     ---------   ---------
  (B)       Principal and Interest payments due for the period
                                                                     ----------    ----------  ----------     ---------   ---------
(A) (B)     Debt Service Coverage after Actual Mgmt. Fees
                                                                     ----------    ----------  ----------     ---------   ---------
  (A)            Net Operating Income after Actual Management Fees
                                                                     ----------    ----------  ----------     ---------   ---------
   +        Add Back
                 Actual Management Fees
                                                                     ----------    ----------  ----------     ---------   ---------
   -        Less
(C) * 5%         Assumed Management Fees (1)
                                                                     ----------    ----------  ----------     ---------   ---------
  (D)       Net Operating Income after Assumed Management Fees
                                                                     ----------    ----------  ----------     ---------   ---------
(D) (B)     Debt Service Coverage after Assumed Mgmt. Fees
                                                                     ----------    ----------  ----------     ---------   ---------

I certify the above to be true and correct. Dated this ___ day of __________.

                   By:    __________________________________________

                   Name:  __________________________________________

                   Title: __________________________________________

(1) Percentage used as defined in definitions section of Loan Agreement.

                                   EXHIBIT "E"

                             COMPLIANCE CERTIFICATE

GMAC Commercial Mortgage Corporation
55 South Lake Avenue, Suite 230
Pasadena, California 91101-2602

          Re: Loan Agreement dated July ___, 2002 (together with amendments, if any, the "Loan Agreement"), by and between GMAC Commercial Mortgage Corporation, as Lender, and ARV Hillcreek LLC, as Borrower

          The undersigned officer of the above-named Borrower, does hereby certify that for the quarterly financial period ending _________:

          1.   No Default or Event of Default has occurred or exists except
_____________.

          2. The Debt Service Coverage Ratio after deduction of Actual Management Fees for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan) through the end of such period is:

          Required:         1.0 to 1.0
          Actual:           ___ to 1.0

          The manner of calculation is attached in Exhibit "D" to the Loan Agreement.

          3. The Debt Service Coverage Ratio after deduction of Assumed Management Fees for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan) through the end of such period is:

          Required:         1.25 to 1.0
          Actual:           ___ to 1.0

          The manner of calculation is attached in Exhibit "D" to the Loan Agreement.

          4. The year to date average daily occupancy (on a twelve (12) calendar month rolling basis) for the Facility, on a combined basis, is:

          Required:         Not less than 80%
          Actual:           (26)

          5. [ANNUAL COMPLIANCE CERTIFICATE ONLY] The capital expenditures per unit for Golden Creek are:

          Required:         $437 per unit.
          Actual:           $______ per unit.

          Evidence of such capital expenditures is attached hereto.

          6. [ANNUAL COMPLIANCE CERTIFICATE ONLY] The capital expenditures per unit for Hillcreek are:

          Required:         $300 per unit
          Actual:           $____ per unit

          7. The outstanding principal balance of all Indebtedness (other than the Loan) of Borrower is $___________, consisting of the following:

          [Describe each debt and the balance thereof.]

          8. All representations and warranties made by Borrower in the Loan Agreement and in other Loan Documents are true and correct in all material respects as though given on the date hereof, except ________________________.

          9.   All information provided herein is true and correct.

          10. Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.

          Dated this ______ day of _____________________, _______.

By:       ___________________________________

Name:     ___________________________________

Title:    ___________________________________

                                        3